                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported)   November 24, 1998
                                                      ---------------------



                            PORTACOM WIRELESS, INC.
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               (Exact name of registrant as specified in charter)



      Delaware                       0-23228                     33-0650673
-------------------------    ------------------------     ----------------------
(State or Other Juris-       (Commission File Number)      (IRS Employer Identi-
diction of Incorporation)                                   fication No.)


10061 Talbert Avenue, Suite 200, Fountain Valley, California            92708
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(Address of principle executive offices)                              (Zip Code)


Registrant's telephone number, including area code    714-593-3234
                                                   ------------------


                                      N/A
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         (Former name or former address, if changed since last report.)

                      ____________________________________
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Item 5. Other Events.
        ------------

     On November 24, 1998, the Registrant entered into a Settlement Agreement (the "Settlement Agreement") with VDC Communications, Inc. (successor to VDC Corporation Ltd.) ("VDC") resolving the Registrant's disputes with VDC as reported in the Registrant's Current Report on Form 8-K dated November 10, 1998. Michael Richard, the Registrant's Acting Chief Executive Officer, is also a party to the Settlement Agreement as Disbursing Agent. A copy of the Settlement Agreement is attached as Exhibit 10.1 hereto.

     Pursuant to the Settlement Agreement, VDC agreed to release the Registrant from any claims, including but not limited to claims relating to VDC's fraud allegations, arising from VDC's purchase in June 1998 of 2,000,000 shares of common stock (the "MCC Shares") and warrants to purchase 4,000,000 shares of common stock (the "MCC Warrants") of Metromedia China Corporation ("MCC") in exchange for 5,300,000 shares of common stock of VDC and up to $700,000 in cash. VDC also agreed (i) to assist the Registrant to secure the return of the shares of VDC common stock owned by the Registrant which are pledged to MCC in accordance with the Pledge Agreement in favor of MCC dated June 8, 1998; (ii) to cause VDC counsel to deliver any legal opinions necessary for the resale of shares of VDC common stock held by the Registrant and to cause VDC's transfer agent to remove any restrictive legends from such share certificates; (iii) to provide certain periodic disclosure to the Registrant; and (iv) to refrain from seeking to recover any portion of funds previously escrowed that have been paid or are payable to creditors of the Registrant.

     In return for VDC's agreements and commitments outlined above, the Registrant has agreed to escrow up to 2,000,000 shares of VDC common stock currently held in the Registrant's name (the "Escrow Shares") for up to eighteen months, with such Escrow Shares to be released to the Registrant for distribution to the Registrant's creditors and/or shareholders upon the satisfaction of any one of a number of conditions. These conditions relate to
(i) the per share price at which MCC conducts an initial public offering; (ii) the per share price that VDC receives in any exchange of the MCC Shares; (iii) in the event the MCC Warrants have expired, the market price of the MCC Shares;
(iv) the aggregate consideration received by VDC in any sale of the MCC Shares and/or Warrants; (v) the valuation, as determined by an independent qualified investment banker or appraiser, of MCC's businesses; (vi) the continued listing of VDC common stock on a national exchange or on the NASDAQ National Market or SmallCap Market; (vii) the per share market price of VDC's common stock; and
(viii) the gross and per share proceeds received by VDC in any public or private offerings of its common stock.

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Item 7.     Financial Statement, Pro Forma Financial Information and Exhibits.
            -----------------------------------------------------------------
       (c)  Exhibits

No.    Description
---    -----------

10.1 Settlement Agreement, dated as of November 24, 1998, among VDC Communications, Inc. (successor to VDC Corporation Ltd.), PortaCom Wireless, Inc. and Michael Richard.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        PORTACOM WIRELESS, INC.
                                        (Registrant)


Date: December 3, 1998                  By:    /s/ Michael Richard
                                              ----------------------------------
                                        Name:  Michael Richard
                                        Title: Acting Chief Executive Officer

                                      -4-
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                                 EXHIBIT INDEX
                                 -------------


No.    Description
---    -----------

10.1 Settlement Agreement, dated as of November 24, 1998, among VDC Communications, Inc. (successor to VDC Corporation Ltd.), PortaCom Wireless, Inc. and Michael Richard.


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